SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Advisors Preferred Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

__________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:

__________________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:

__________________________________________________________________________________

5)	Total fee paid:

__________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

__________________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:

__________________________________________________________________________________

3)	Filing Party:

__________________________________________________________________________________

4)	Date Filed:

__________________________________________________________________________________

Copy sent to your financial adviser: ___________________

Dear Client,

You have a managed investment account with us that holds shares of the Quantified Funds and/or the Gold Bullion Strategy Fund (the “Funds”). Holding these shares provides a credit toward your investment advisory fees paid to us.

Because of your share ownership of these Funds, you recently received a proxy ballot or ballots in the mail or via email from TCA by E*Trade referencing the Advisors Preferred Trust. The email looks like this:

The advisor to these Funds is Advisors Preferred, LLC. Flexible Plan Investments, Ltd., is the subadvisor to the Funds. As such, we want you to know why the vote is necessary and what is being proposed.

In February 2019, the sole owner of Advisors Preferred Holding, LLC, agreed to sell its ownership interest in the advisor to DGB Holdings, LLC. This transaction is anticipated to occur on or about May 31, 2019. This sale will cause the automatic termination of the current advisory and subadvisory agreements to the Funds.

To continue the advisory and subadvisory arrangement with the new advisor, new advisory and subadvisory agreements are needed. The proxy ballot you received contains proposals for these agreements: Proposal 1 approves the new advisory agreement, and Proposal 2 approves the new subadvisory agreement.

THE NEW AGREEMENTS CONTAIN NO CHANGES TO THE FEES OR COMPENSATION YOU PAY. The proposals simply continue the arrangement provided for in the current agreements but with the new owners.

As a shareholder, your vote on these proposals is important!

If you are a shareholder in more than one of the Funds, you will receive proxy ballots for each Fund that you own. You need to complete the proxy ballot for each Fund by voting either FOR or AGAINST each proposal. We cannot vote the shares for you.

Please submit your proxy ballot online (via proxyonline.com), by telephone (1-888-567-1626), or by mail as soon as possible. You will need the control number found on the proxy ballot to vote your shares.

If you have not received a proxy ballot, please call Advisors Preferred at 888-572-8868 or email bhumphrey@advisorspreferred.com.

Thank you for your prompt response.

Best regards,

Jerry Wagner

President

Flexible Plan Investments, Ltd.